As filed with the Securities and Exchange Commission on July 14, 1997

                                                Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ____________________

                            BERKSHIRE HATHAWAY INC.
            (Exact name of Registrant as specified in its charter)
                             ____________________

 Delaware                                                           04-2254452
 (State or Other Jurisdiction                                 (I.R.S. Employer
 of Incorporation or Organization)                      Identification Number)

                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                             ____________________

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                            ______________________

                                  Copies To:
 Mary Ann Lyman                                                 Kyle Longhofer
 Munger, Tolles & Olson LLP                            Schlanger, Mills, Mayer
 355 South Grand Avenue                                    & Grossberg, L.L.P.
 Los Angeles, California  90071                    5847 San Felipe, Suite 1700
 (213) 683-9100                                          Houston, Texas  77057
                                                                (713) 785-1700
                            ______________________

      Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the Selling Shareholders on the basis of market conditions and other factors.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

 Title of
 Each                             Proposed         Proposed
 Class of                         Maximum          Maximum
 Securities        Amount         Offering         Aggregate     Amount of
 to be             to be          Price            Offering      Registration
 Registered        Registered     Per Unit(1)      Price(1)      Fee

 Class A
 Common Stock,
 par value
 $5.00 per
 share             1,865 shares   $47,250.00    $88,121,250.00

 Class B                                                         $26,796.51
 Common Stock,
 par value
 $.1667 per
 share             195 shares     $1,575.50     $307,222.50

 ____________________

 (1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices reported on the New York Stock Exchange on July 10, 1997.
                             ____________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PROSPECTUS

                            BERKSHIRE HATHAWAY INC.

            1,865 SHARES OF CLASS A COMMON STOCK ($5.00 PAR VALUE)
             195 SHARES OF CLASS B COMMON STOCK ($.1667 PAR VALUE)

 This Prospectus relates to 1,865 shares of the Class A Common Stock, par value $5.00 per share ("Class A Common Stock"), and 195 shares (such shares, together with such 1,865 shares of Class A Common Stock, the "Shares") of Class B Common Stock, par value $.1667 per share ("Class B Common Stock") of Berkshire Hathaway Inc. (the "Company"). The Shares are being offered by one or more shareholders of the Company ("the Selling Shareholders") who acquired the Shares from the Company as consideration in the merger of FC Acquisition, Inc., a direct wholly owned subsidiary of the Company, with and into Star Furniture Company (the "Merger"). See "Selling Shareholders."

 The Selling Shareholders may sell the Shares from time to time in one or more transactions. The Shares may be sold on the New York Stock Exchange, through brokers or dealers, or otherwise, at market prices then prevailing, or in negotiated transactions. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The underwriters in any underwritten offering and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Plan of Distribution."

 The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 No dealer, salesperson or any individual has been authorized to give any information, or to make any representations, other than those contained or incorporated by reference in this Prospectus or in a Prospectus Supplement, in connection with the offer made by this Prospectus and any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date hereof or thereof. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

 The date of this Prospectus is July   , 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such reports, proxy statements and other information filed with the Commission concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Company's Class A Common Stock and Class B Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning the Company, which files electronically with the Commission.

      The Company has filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-10125) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the description of the Company's Class A Common Stock included in the Registration Statement on Form 8-A dated October 26, 1988; and (iv) the description of the Company's Class B Common Stock included in the Registration Statement on Form 8-A dated April 1, 1996.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of filing of such documents.

      Any statement contained in this Prospectus, any Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, any Prospectus Supplement, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Forrest N. Krutter, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131. Telephone requests for such copies should be directed to Forrest N. Krutter at (402) 346-1400.


                            BERKSHIRE HATHAWAY INC.

      The Company and its subsidiaries are engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted nationwide on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the seventh largest auto insurer in the United States.

      Investment portfolios of insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, The Walt Disney Company, Federal Home Loan Mortgage Corporation, The Gillette Company, Salomon Inc, The Washington Post Company, and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

      Additionally, the Company publishes the BUFFALO NEWS, a daily and Sunday newspaper in Western New York. Other business activities conducted by non-insurance subsidiaries include publication and distribution of encyclopedias and related educational and instructional material (World Book and Childcraft products), manufacture and marketing of home cleaning systems and related accessories (sold principally under the Kirby name), manufacture and sale of boxed chocolates and other confectionery products (See's Candies), retailing of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings and Star Furniture Company), manufacture and distribution of uniforms (Fechheimer Brothers Company), manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc. and Dexter Shoe Company), retailing of fine jewelry (Borsheim's and Helzberg's Diamond Shops), manufacture and distribution of air compressors, air tools and painting systems (Campbell Hausfeld), and high-technology training of operators of aircraft and ships (FlightSafety). The Company also owns a number of other businesses engaged in a variety of activities.

      Operating decisions for the various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for the Company and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and
 Mr. Munger is Vice Chairman of the Company's Board of Directors.

      The Company's executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number at that location is (402) 346-1400.


                                USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.


                             SELLING SHAREHOLDERS

      The Shares offered by this Prospectus were initially issued to the Selling Shareholders pursuant to an Agreement and Plan of Merger dated as of June 5, 1997, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of June 26, 1997, by and among the Company, Star Furniture Company ("Star Furniture") and the then-shareholders of Star Furniture (the "Merger Agreement"). Each of such former Star Furniture shareholders is referred to individually herein as a "Selling Shareholder," and all of such former Star Furniture shareholders are referred to collectively herein as the "Selling Shareholders." All Selling Shareholders who held offices or other positions with Star Furniture prior to the Merger hold the same positions with Star Furniture after the Merger.

      Immediately following the effectiveness of the Merger, the Selling Shareholders held, in the aggregate, 1,865 shares of the Company's Class A Common Stock, which amount is less than one percent of the Company's outstanding Class A Common Stock, and 195 shares of the Company's Class B Common Stock, which amount is less than one percent of the Company's outstanding Class B Common Stock. Because a Selling Shareholder may offer pursuant to this Prospectus all or some part of the Class A Common Stock and Class B Common Stock which he or she holds, and because the offering may or may not be an underwritten offering on a firm commitment basis, no estimate can be given as of the date hereof as to the number of the Shares to be offered for sale by a Selling Shareholder or as to the number of the Shares that will be held by a Selling Shareholder upon termination of such offering. See "Plan of Distribution."

      The following table sets forth information with respect to beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of the date of this Prospectus by each Selling Shareholder.

                                                     NUMBER OF SHARES
                                                   CLASS A          CLASS B
 SHAREHOLDER NAME                               COMMON STOCK     COMMON STOCK

 Melvyn L. Wolff                                      638              5

 Shirley W. Toomim                                    477             21

 Shirley W. Toomim, as Trustee for the                 33              1
 Carrie Wolff Boudreaux 1983 Trust

 Robert Wolff                                          57              8

 Loren Wolff                                           57              8

 Cyvia Wolff                                           63             17

 Curtis Wolff                                         204             16

 Roddy Toomim                                          79              9

 David R. Toomim, Jr., as Custodian for                21             11
 Nicholas Toomim

 David R. Toomim, Jr., as Custodian for                21             11
 Joshua Toomim

 David R. Toomim, Jr., as Custodian for                21             11
 Caitlin Toomim

 Stephen Robinson                                      28             28

 Ellen Robinson                                        93              4

 Ellen Robinson, as Custodian for                      21             11
 Adam Robinson

 Ellen Robinson, as Custodian for                       7             16
 Erica Robinson

 Marc E. Grossberg, as Trustee for the                 45             18
 Sherri Ann Boudreaux QSST Trust

 Other required information relating to any Selling Shareholder will be set forth in a Prospectus Supplement as necessary.


                             PLAN OF DISTRIBUTION

      Any or all of the Shares may be sold from time to time to purchasers directly by a Selling Shareholder. Sales of the Shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Alternatively, a Selling Shareholder may from time to time offer any or all of the Shares on the New York Stock Exchange, through brokers or dealers, or otherwise. The Shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. The Company will receive no proceeds from the sale of the Shares by the Selling Shareholders.

      The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling Shareholder or by agreement between a Selling Shareholder and its underwriters, dealers, brokers or agents.

      Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Shareholder and/or purchasers of Shares, for whom they may act. In addition, a Selling Shareholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by a Selling Shareholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

      At any time a particular offer of Shares is made by a Selling Shareholder, a Prospectus Supplement will be distributed, if required, which will set forth the identity of, and certain information relating to, such Selling Shareholder, the aggregate amounts of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from such Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

      The Merger Agreement provides that the Company will indemnify a Selling Shareholder against certain liabilities, including liabilities under the Securities Act. The Merger Agreement also provides for the indemnification of the Company by a Selling Shareholder for certain liabilities, including liabilities under the Securities Act.


                         DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of 1,500,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, no par value per share ("Preferred Stock").

      The following summary of certain provisions of the Class A Common Stock, Class B Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of applicable law and the Company's Restated Certificate of Incorporation.

      The holders of outstanding shares of Class A Common Stock are entitled to one vote, and the holders of outstanding shares of Class B Common Stock are entitled to one-two-hundredth (1/200th) of a vote, for each share held of record on all matters submitted to a vote of stockholders. Unless otherwise required by the Delaware General Corporation Law (the "DGCL"), the Class A Common Stock and Class B Common Stock vote as a single class with respect to all matters submitted to a vote of stockholders of the Company.

      Mr. Buffett owns 39.5% of the Class A Common Stock, and he shares voting and investment power over another 3.1% of such stock, which is owned by his wife, Susan T. Buffett, and 0.3% of such stock, which is owned by trusts of which he is trustee but in which he has no economic interest. Mr. and Mrs. Buffett have entered into a voting agreement with the Company providing that, should the voting power of shares held by Mr. and Mrs. Buffett and the trust exceed 49.9% of the total voting power of the Company's voting securities, they will vote their shares in excess of that percentage proportionally with the votes of the other Company stockholders.

      Each share of Class A Common Stock may be converted into thirty (30) shares of Class B Common Stock at the holder's option at any time. Shares of Class B Common Stock are not convertible into Class A Common Stock or any other security.

      Holders of Class A Common Stock are entitled to receive ratably such dividends as may be declared by the Company's Board out of funds legally available therefor. Holders of Class B Common Stock will be entitled to dividends equal to one-thirtieth (1/30th) of the amount per share declared by the Company's Board for each share of Class A Common Stock. Dividends with respect to the Class B Common Stock will be paid in the same form and at the same time as dividends with respect to Class A Common Stock, except that, in the event of a stock split or stock dividend, holders of Class A Common Stock will receive shares of Class A Common Stock and holders of Class B Common Stock will receive shares of Class B Common Stock, unless otherwise specifically designated by resolution of the Company's Board. The Company has not declared a cash dividend since 1967 and has no present intention to pay a dividend on Class A Common Stock or on Class B Common Stock in the future.

      In the event of the liquidation, dissolution of winding-up of the Company, holders of Class A Common Stock and Class B Common Stock are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of Class B Common Stock entitled to receive per share one-thirtieth (1/30th) of any amount per share received by holders of Class A Common Stock. Neither holders of Class A Common Stock nor Class B Common Stock shall have preemptive rights to subscribe for additional shares of either class. All outstanding shares of Class A Common Stock and Class B Common Stock are fully paid and nonassessable.

      No shares of Preferred Stock are presently outstanding. In the future, the Company may issue the Preferred Stock in one or more series. The Company's Board is authorized to determine, with respect to each series of Preferred Stock which may be issued, the powers, designations, preferences, and rights of the shares of such series and the qualifications, limitations, or restrictions thereof, including any dividend rate, redemption rights, liquidation preferences, sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications. The effect of any issuance of the Preferred Stock upon the rights of holders of the Class A Common Stock and Class B Common Stock depends upon the respective powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of one or more series of Preferred Stock as determined by the Company's Board. Such effects might include dilution of the voting power of the Class A Common Stock and Class B Common Stock, the subordination of the rights of the holders of Class A Common Stock and Class B Common Stock to share in the Company's assets upon liquidation, and a reduction in the amount otherwise available for payment of dividends on Class A Common Stock and Class B Common Stock.

                                 LEGAL MATTERS

      The validity of the Shares has been passed upon by Munger, Tolles & Olson LLP, Los Angeles, California, as counsel for the Company. Certain attorneys of Munger, Tolles & Olson LLP own an aggregate of two shares of the Company's Class A Common Stock.


                                    EXPERTS

      The financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following expenses of this offering will be borne by the Company:*

      SEC Registration Fee                                        $26,796.51
      NYSE Listing Fee                                              1,500.00
      Legal Fees and Expenses                                       3,500.00
      Accounting Fees and Expenses                                  5,000.00
      Miscellaneous                                                   203.49
           Total                                                  $37,000.00

 _____________________

 * All amounts other than the SEC registration fee and the NYSE listing fee are estimated.


 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Section 10 of the Company's By-Laws provides that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of the Company from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and the Company's By-Laws, the Company has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements under the caption "Summary of the Indemnification Agreements" on page 9 of the Company's definitive proxy statement for its May 19, 1987 Annual Meeting of Stockholders, Commission File No. 0-7413, is incorporated herein by reference.

      As permitted by Section 102 of the General Corporation Law of Delaware, the Company's Restated Certificate of Incorporation includes as Article Tenth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of the Company to the Company or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

 ITEM 16.  EXHIBITS.

 Exhibit Number   Description of Document

      5           Opinion of Munger, Tolles & Olson LLP

      23.1        Consent of Deloitte & Touche LLP

      23.2        Consent of Munger, Tolles & Olson LLP (contained in Exhibit
                  5)

      24          Power of attorney (see page II-3)


 ITEM 17.  UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON
 JULY 14, 1997.

                                    BERKSHIRE HATHAWAY INC.

                                    By   /s/ Marc D. Hamburg

                                    Marc D. Hamburg
                                    Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

      Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

 SIGNATURE                       TITLE                         DATE

 /s/  Warren E. Buffett          Chairman of the Board         July 14, 1997
 Warren E. Buffett               and Director (principal
                                 executive officer)

 /s/  Marc D. Hamburg            Vice President and Chief      July 14, 1997
 Marc D. Hamburg                 Financial Officer
                                 (principal financial
                                 officer)

 /s/  Daniel J. Jaksich          Controller (principal         July 14, 1997
 Daniel J. Jaksich               accounting officer)

 /s/  Charles T. Munger
 Charles T. Munger               Director                      July 14, 1997

 /s/  Susan T. Buffett
 Susan T. Buffett                Director                      July 14, 1997

 /s/  Malcolm G. Chace, III
 Malcolm G. Chace, III           Director                      July 14, 1997

 /s/  Walter Scott, Jr.
 Walter Scott, Jr.               Director                      July 14, 1997

 /s/  Howard G. Buffett
 Howard G. Buffett               Director                      July 14, 1997

                                                                     EXHIBIT 5



                                 July 14, 1997



 Berkshire Hathaway Inc.
 1440 Kiewit Plaza
 Omaha, Nebraska  68131

      Re:  REGISTRATION STATEMENT ON FORM S-3

 Gentlemen:

      We have examined the Registration Statement on Form S-3 proposed to be filed by you with the Securities and Exchange Commission on July 14, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,865 shares of your Class A Common Stock, par value $5 per share, and 195 shares of your Class B Common Stock, par value $.1667 per share (the "Shares"), for offer and sale by certain of your shareholders (the "Selling Shareholders"). As your counsel in connection therewith, we have examined the proceedings taken by you in connection with the sale of the Shares to the Selling Shareholders.

      Based upon the foregoing, it is our opinion that the Shares are, and when sold in the manner referred to in the Registration Statement will be, validly issued, fully paid, and nonassessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

                              Very truly yours,

                              MUNGER, TOLLES & OLSON LLP

                              /s/Munger, Tolles & Olson LLP

                                                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-3 of our reports dated March 7, 1997, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


 Deloitte & Touche LLP
 Omaha, Nebraska
 July 11, 1997